UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2005

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 871-7046

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

TC PipeLines, LP files this amended report to correct editing errors in the Form 8-K filed with the Commission on November 3, 2005.  The previously filed report failed to identify the term “cash generated from investments as a non-GAAP financial measure in the statements contained in Item 2.02 and failed to give the ownership holdings of TC PipeLines, L.P. in Northern Border Pipeline Company in Item 8.01.  This amended report amends and restates in its entirety that previously filed report.

Item 2.02               Results of Operations and Financial Condition.

                On November 2, 2005, TC PipeLines, LP (the “Partnership”) issued a press release announcing financial results for the Partnership’s third quarter 2005 earnings.  A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.  The press release discloses a financial measure, cash generated from investments, which is a non-GAAP financial measure as defined under SEC rules.  The press release furnishes a reconciliation of this measure to its nearest GAAP financial measure.  Reasons for the Partnership’s use of this financial measure are disclosed in the press release furnished with this report.

                The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K.  Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01               Other Events.

                The Partnership owns a 30% general partner interest in Northern Border Pipeline Company.  The remaining 70% is owned by Northern Border Partners, L.P., a publicly traded limited partnership controlled by ONEOK, Inc.

Northern Border Pipeline has advised that the projections for transportation demand on its interstate natural gas pipeline assume:

•                 Canadian natural gas supply will remain steady and import levels will be similar in 2006 as in 2005.

•         The anticipated natural gas price differential during the upcoming April and May shoulder months compared to the 2006-07 winter heating season are expected to impact demand for Northern Border Pipeline transportation capacity again in 2006.

•         Northern Border Pipeline is likely to again experience seasonal fluctuations in throughput during 2006 and some discounting may be required to maximize revenue.

•         Northern Border Pipeline’s Chicago III expansion project goes into service in April 2006.

Based on those assumptions, Northern Border Pipeline has published the following table which represents a forecast of Northern Border Pipeline contracting and corresponding revenue for the remainder of the current year, along with 2006.  Included for comparison purposes are actual contracting results and revenue for 2004.

Total System Revenue Forecast

(Years Ended December 31)

	2004	2005		2006
	Actual	Forecast		Forecast
Percent Currently Contracted (1)	101%	97%		71%
Percent Expected To Be Contracted	N/A	97 - 98%		97 - 102%
Weighted Average System Rate ($/mcf) (2)	$0.375	$0.363 - $0.368	(3)	$0.345 - $0.362
Total Revenue (Millions)	$329	$310 - $314	(3)	$305 - $320

(1) Compared to a design capacity of 2,374 mmcfd.

(2) Amounts shown in dollars per thousand cubic feet (mcf)

(3) Amounts exclude revenue from sale of Enron bankruptcy claims.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

99.1                         Press Release dated November 2, 2005.

Forward-Looking Statement

The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although Northern Border Pipeline believes that its expectations regarding future events are based on reasonable assumptions within the bounds of its knowledge of its business, Northern Border Pipeline advised that it can give no assurance that its goals will be achieved or that its expectations regarding future developments will be realized.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

•		the impact of unsold capacity on Northern Border Pipeline being greater than expected;
•		the ability to market pipeline capacity on favorable terms, which is affected by:
	•	future demand for and prices of natural gas;
	•	competitive conditions in the overall natural gas and electricity markets;
	•	availability of supplies of Canadian natural gas;
	•	availability of additional storage capacity; weather conditions; and
	•	competitive developments by Canadian and U.S. natural gas transmission peers;
•		performance of contractual obligations by the shippers;
•

political and regulatory developments that impact Federal Energy Regulatory Commission, or FERC, proceedings involving interstate pipelines and the interstate pipelines’ success in sustaining their positions in such proceedings;

•		the ability to recover costs of property, plant and equipment and regulatory assets in its rates;
•		developments in the December 2, 2001 filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting its settled claims;
•		acts of nature, sabotage, terrorism or other similar acts causing damage to its facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

Date: November 8, 2005	By:	/s/ AMY W. LEONG
Amy W. Leong
Controller

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated November 2, 2005.